UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2010

KANSAS CITY SOUTHERN
(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509

(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)
427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(816) 983 - 1303
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On March 10, 2010, Michael W. Upchurch, the Executive Vice President and Chief Financial Officer of Kansas City Southern (the “Company”), addressed the J.P. Morgan Aviation, Transportation and Defense Conference. The archived webcast, including questions and answers, and all slides will available on the Company’s website, www.kcsouthern.com, for 7 days following the event under the “Investors” section.
     During his presentation, Mr. Upchurch provided certain actual and projected first quarter 2010 financial information including the following:
•	The Company’s consolidated volumes are up 13% through week 8 of 2010. The volumes during the week of March 1, 2010 through March 7, 2010 were the highest since May 2008. The volumes of Company’s subsidiaries, The Kansas City Southern Railway Company and Kansas City Southern de Mexico, S.A. de C.V., were up 6% and 24%, respectively, through week 8 of 2010;

•	The Company’s first quarter 2010 revenue is expected to increase over 20% as compared to the same period in 2009;

•	The Company’s first quarter 2010 consolidated operating ratio is expected to be below the annual guidance of 77.8%;

•	The Company will expense approximately $14.9 million of debt retirement costs in the first quarter of 2010; and

•	The Company’s tax rate for the first quarter of 2010 is expected to be approximately 40%.
     Statements about future results made in the materials filed with this Current Report on Form 8-K as exhibits constitute forward-looking statements that may be identified by the use of words like “believe,” “expect,” “anticipate” and “project.” Forward-looking statements reflect management’s good-faith evaluation of information currently available. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which management has little or no control, including: domestic and international economic conditions; interest rates; the business environment in industries that produce and consume rail freight; competition and consolidation within the transportation industry; fluctuation in prices or availability of key materials, in particular diesel fuel; labor difficulties, including strikes and work stoppages; credit risk of customers and counterparties and their failure to meet their financial obligation; the outcome of claims and litigation; legislative and regulatory developments; political and economic conditions in Mexico and the level of trade between the United States and Mexico; changes in securities and capital markets; disruptions to the Company’s technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; acts of terrorism or risk of terrorist activities; and war or risk of war. For more discussion about each risk factor, see Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and any updates contained in subsequent Quarterly Reports on Forms 10-Q. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

March 10, 2010	By:	/s/ Brian P. Banks

	Name:	Brian P. Banks
	Title:	Associate General Counsel & Corporate Secretary